                                                                    EXHIBIT 12.1

          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)

                                                                                JUNE 30,      JUNE 30,     DECEMBER 31,
                                                                                  1996          1995           1995
                                                                              -------------  -----------  ---------------
Pro forma income before taxes (1)...........................................    $      43     $      53      $     101
  Estimated interest portion of rents.......................................            3             4              9
  Pro forma interest costs (1)..............................................           45            45             90
                                                                                      ---         -----          -----
  Pro forma fixed charges...................................................           48            49             99
                                                                                      ---         -----          -----
Pro forma income as adjusted................................................    $      91     $     102      $     200
Pro forma ratio of earnings to fixed charges................................           1.9          2.1            2.0
                                                                                       ---        -----          -----
                                                                                       ---        -----          -----

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(1) Historical ratio of earnings to fixed charges is not considered meaningful as no interests costs were allocated from Baxter to Allegiance for the historical periods presented. The unaudited pro forma combined statements of income are presented in the "Pro Forma Financial Information" section of this Prospectus located in this Registration Statement.

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